
<ARTICLE>                                 5
<LEGEND>
      This  schedule  contains  summary  financial  information  extracted  from
      Condensed  Consolidated  Statements  of Financial  Position and  Condensed
      Consolidated  Statements  of Income and is  qualified  in its  entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                      1,000,000
<CURRENCY>                              USD

<PERIOD-TYPE>                         6-MOS
<FISCAL-YEAR-END>               DEC-31-1998
<PERIOD-START>                  JAN-01-1998
<PERIOD-END>                    JUN-30-1998
<EXCHANGE-RATE>                         1.0
<CASH>                                3,398<F1>
<SECURITIES>                          3,877<F2>
<RECEIVABLES>                         6,818
<ALLOWANCES>                             84
<INVENTORY>                               0
<CURRENT-ASSETS>                          0<F3>
<PP&E>                                1,243
<DEPRECIATION>                          705
<TOTAL-ASSETS>                       19,845
<CURRENT-LIABILITIES>                     0<F3>
<BONDS>                                 625<F4>
<PREFERRED-MANDATORY>                   850<F5>
<PREFERRED>                               0
<COMMON>                                172
<OTHER-SE>                            2,853
<TOTAL-LIABILITY-AND-EQUITY>         19,845
<SALES>                                   0
<TOTAL-REVENUES>                      3,185
<CGS>                                     0
<TOTAL-COSTS>                             0
<OTHER-EXPENSES>                      2,707<F6>
<LOSS-PROVISION>                          0
<INTEREST-EXPENSE>                       41
<INCOME-PRETAX>                         477
<INCOME-TAX>                            179
<INCOME-CONTINUING>                     298
<DISCONTINUED>                            0
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                            278
<EPS-PRIMARY>                          1.64
<EPS-DILUTED>                          1.61


<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Includes notes payable.
<F5>  Preferred stock at par value. Includes Company-obligated Mandatorily
      Redeemable  Preferred Capital   Securities  of  Subsidiary  Trust
      holding solely to Company's Junior Subordinated Debentures.
<F6>  Represents total expenses.
